INFORMATION STATEMENT

                                  SCHEDULE 14C
                                 (RULE 14C-101)

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

  Check the
appropriate box:

     [X] Preliminary Information Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
     [ ] Definitive Information Statement

                        Network Installation Corporation

                  (Name of Registrant As Specified in Charter)

               Payment of Filing Fee (Check the appropriate box):

  [X] No Fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

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(4)  Date Filed:

                       Network Installation Corporation
                         5625 Arville St., Suite E
                            Las Vegas, NV  89118
                               (702)  889-8777


To Our Stockholders:

The purpose of this letter is to inform you that we intend to amend our Amended Articles of Incorporation by written consent of our stockholders to change our name to "Siena Technologies, Inc."

WE ARE NOT ASKING FOR YOUR PROXY. Because the written consent of a majority of stockholders satisfies any applicable stockholder voting requirement of the Nevada Revised Statutes and our Amended Articles of Incorporation and By-Laws, we are not asking for a proxy and you are not requested to send one.

The accompanying Information Statement is for information purposes only and explains the terms of the amendment to our Amended Articles of Incorporation. Please read the accompanying Information Statement carefully.

By Order of the Board of Directors,



                                    By:   /s/ Jeffrey R. Hultman
                                        ----------------------------
                                        Jeffrey R. Hultman
                                        Chief Executive Officer

June ___, 2006

                        Network Installation Corporation
                         5625 Arville St., Suite E
                            Las Vegas, NV  89118
                               (702)  889-8777




                           INFORMATION STATEMENT
                           ---------------------

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement will be mailed on or about June 15, 2006 to the stockholders of record of Network Installation Corporation, at the close of business on May 12, 2006 (the "Record Date"). This Information Statement is being sent to you for information purposes only. No action is requested on your part.

This Information Statement is being furnished to our stockholders to inform you of the adoption of a resolution by written consent by the holders of a majority of the outstanding shares of our common stock, par value $0.001.

The resolution gives us the authority to amend our Amended Articles of Incorporation to change our name to "Siena Technologies, Inc."

VOTING INFORMATION

As of the Record Date of May 12, 2006, we had authorized 300,000,000 shares of common stock, of which 28,860,914 shares were issued and outstanding. Each share of common stock has one vote.

A majority of votes representing 54.8% of votes cast by holders of our common stock have executed a written consent in favor of the action to change our name to "Siena Technologies, Inc."

This consent satisfies the stockholder approval requirement for the proposed actions. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to stockholders. We anticipate that the action contemplated herein will be affected on or about the close of business on July 5, 2006.

REASON FOR THE NAME CHANGE

After our acquisition of Kelley Technologies in September 2005, we focused our efforts on Kelley's primary markets as we believe those markets offer the best opportunity for growth. We also analyzed our two locations and determined we could decrease costs by consolidating our operations in Las Vegas. As a result, in the fourth quarter of 2005, we began migrating our business toward Kelley's opportunities. We stopped taking on new business through our subsidiaries located in California and finished our existing projects. In March 2006, we moved our corporate offices from Irvine, California to Las Vegas, Nevada so we would be better able to serve the Las Vegas market. As of May 31, 2006, we had only minimal operations in California. In 2006, we intend to focus our efforts on developing our Kelley Technologies subsidiary.

Kelley Technologies is a one-source solution company specializing in the design, project management, and deployment of communication technology and systems networks. Our systems networks include data, voice and audio/visual components, security and surveillance systems, special effects, and videoconferencing solutions. We also design an overlay to control the systems we create and install. This overlay may include servers, routers, controllers and/or software applications.

We believe the name Network Installation no longer describes the full range of services we provide. Therefore, we believe it is appropriate to change our corporate name. We chose a name that did not describe our current technology so we could continue to evolve and expand our offerings without having to change our name again in the future.

IMPLEMENTATION OF PROPOSAL

Our Board of Directors has adopted a resolution authorizing us to amend our Amended Articles of Incorporation to change our name to "Siena Technologies, Inc."

The currently outstanding stock certificates evidencing shares of our common stock bearing the name "Network Installation Corporation" will continue to be valid and represent shares of our common stock following the name change. In the future, new certificates will be issued bearing our new name, but this will not affect the validity of your current stock certificates.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of May 12, 2006 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director, (iii) each current executive officer (iv) all of our directors and current executive officers as a group:

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock except to the extent that authority is shared by spouses under applicable law.

NAME AND ADDRESS
OF BENEFICIAL OWNER (1)       BENEFICIALLY OWNED   OWNED OF CLASS(2)

Jeffrey Hultman(3)                    55,000         *
Michael Kelley                    14,061,577       48.7%
Christopher Pizzo                          0         *
All directors and current         14,116,577       48.9%
executive officers as a
group (3 Persons)

*  Less than 1%

(1) The address of all individual directors and executive officers is c/o Network Installation Corporation, 5625 Arville Street, Ste E, Las Vegas, NV 89118.

(2) The number of shares of common stock issued and outstanding on May 12, 2006 was 28,860,914 shares. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding on May 12, 2006, plus shares of common stock subject to options held by such person on May 12, 2006 and exercisable within 60 days thereafter.

(3) Mr. Hultman owns warrants to purchase 55,000 shares. The exercise price of the warrants is $0.10 and they expire in 2010.

COSTS AND MAILING

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                                    EXHIBIT A

                              ARTICLES OF AMENDMENT

                                     TO THE

                                AMENDED ARTICLES

                                OF INCORPORATION

                                       OF

                        Network Installation Corporation
                                  ------------

Network Installation Corporation, a corporation organized and existing under Nevada's Revised Statutes (the "Corporation"), DOES HEREBY CERTIFY:

ONE: The following amendments of the Amended Articles of Incorporation were approved by the shareholders of the corporation on May 23, 2006 in the manner required by the Amended Articles of Incorporation:

(1) RESOLVED, that Article First of the Amended Articles of Incorporation of Network Installation Corporation is hereby amended to read as follows:

"FIRST:  The name of the corporation is Siena Technologies, Inc."

TWO: The amendments to the Amended Articles of Incorporation herein certified have been duly adopted in accordance with the provisions of Section 659.065 of the Nevada Revised Statutes.


IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Amended Articles of Incorporation to be signed by its duly authorized officer this June __, 2006.


Network Installation Corporation

By:



----------------------------
Jeffrey R. Hultman
Chief Executive Officer